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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 14A/A
                                 Amendment No. 2
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6 (e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule14a-12

                         CHINA MOBILITY SOLUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee previously paid with the preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:


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                         CHINA MOBILITY SOLUTIONS, INC.
                          #900 - 789 West Pender Street
                         Vancouver, B.C. Canada V6C 1H2
                                  (604)632-9638

                          SUPPLEMENT TO PROXY STATEMENT

                             ANNUAL GENERAL MEETING

            This Supplement provides updated information with respect to the Annual Meeting of Stockholders of China Mobility Solutions, Inc. ("Company" or "Registrant"), a Florida corporation, to be held on July 28, 2005, at The Sheraton Hotel, 360 Union Blvd., Lakewood, Colorado, for the purposes set forth in the Notice of Annual Meeting of Stockholders dated as of June 14, 2005 (the "Notice").

            The Notice and the Company's 2004 Annual Report were mailed on or about June 22, 2005, to all stockholders entitled to vote at the meeting. This Supplement will be mailed on or about July 11, 2005, to all stockholders entitled to vote at the meeting.

            Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or at the meeting.


                              PURPOSE OF SUPPLEMENT

            The Purpose of this Supplement is to remove one of the nominees of the slate of directors proposed by the Company for election at the meeting. The new proposed slate of directors includes all nominees set forth in the Proxy Statement, except Michael J.P. Moen, for a total number of 3 directors.

                             REVOCABILITY OF PROXIES

            Shareholders may revoke any Proxy given pursuant to the solicitation made by the proxy Statement upon delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. New proxy cards may be obtained upon oral or written request from Angela Du, President, #900-789 West Pender Street Vancouver, B.C. Canada V6C 1H2.


                               RECENT DEVELOPMENT

            On July 6, 2005, Michael J.P. Moen resigned from his position as a director of the Company to ensure the independence of the Company's auditors.



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                      NOMINATION AND ELECTION OF DIRECTORS

            The Company's Bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors. At this Annual Meeting, 3 directors are to be elected to serve until the next Annual Meeting or until their respective successors shall be elected and qualified. The nominees include all of the Company's nominees set forth in the Proxy Statement, with the exception of Mr. Moen. The slate of nominees therefore includes all of the persons who currently serve as a Director. The 3 nominees are set forth below:

Xiao-Qing (Angela) Du
Ernest Cheung
Greg Ye

            Biographical information with respect to all nominees and share ownership information with respect to all nominees is set forth in the Proxy Statement under the captions "ELECTION OF DIRECTORS" and "PRINCIPAL HOLDERS OF VOTING SECURITIES."


                                  OTHER MATTERS

            The Company knows of no matters to be submitted to the meeting other than those presented in the Proxy Statement, as amended and supplemented by this Supplement. If any other matters properly come before the meeting, it is the intention of the persons named in the Proxy to vote the shares they represent in accordance with their best judgment on such matters.

Dated: July 7, 2005


                                      By the order of the Board of Directors

                                                   /s/Angela Du
                                              -----------------------
                                              Angela Du, President